Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire Executive Vice President and Chief Financial Officer 919-862-1000	G. Michael Freeman Associate Vice President, Investor Relations and Corporate Communications 919-862-1000

SALIX PHARMACEUTICALS SECURES ADDITIONAL

INTELLECUTUAL PROPERTY RELATING TO RIFAXIMIN

RALEIGH, NC, November 3, 2009 - Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced that the U.S. Patent and Trademark Office has issued U.S. Patent No. 7,612,199 (the ‘199 patent) entitled “Polymorphic Forms Alpha, Beta, and Gamma of Rifaximin”. The patent issued November 3, 2009 and provides protection until June 2024. The ‘199 patent provides further protection relating to composition of matter relating to physical chemical states of rifaximin. Salix has an exclusive license from Alfa Wassermann, S.p.A., to use, sell, have sold and import licensed rifaximin products, which the Company markets in the United States under the trade name XIFAXAN®. The ‘199 patent provides protection for all indications currently marketed and being assessed.

The U.S. Patent and Trademark Office also issued U.S. Patent No. 7,605,240 (the ‘240 patent) entitled “Methods of Treating Diarrhea and Bloating Caused by Small Intestinal Bacterial Overgrowth”. The patent was issued October 20, 2009 and provides protection until August 2019. The ‘240 patent provides protection relating to treating bloating caused by small intestinal bacterial overgrowth associated with irritable bowel syndrome (IBS). Salix currently is studying the potential use of rifaximin in the treatment of IBS. Salix has an exclusive license to this patent from Cedars–Sinai Medical Center to make, have made, use, sell and have sold and import licensed products related to the use of rifaximin, which the Company markets in the United States under the trade name XIFAXAN®.

Salix also announced today that as of October 27, 2009, Cipla, Limited granted Salix the exclusive right in the United States to its amorphous rifaximin application PCT Patent Application No. PCT/GB2007/003629; WO 2008/035109.

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete any required development and regulatory submission of these products, and market them through the Company’s gastroenterology specialty sales and marketing team.

Salix markets XIFAXAN® (rifaximin) tablets 200 mg, OSMOPREP® (sodium phosphate monobasic monohydrate, USP and sodium phosphate dibasic anhydrous, USP) Tablets, MOVIPREP® (PEG 3350, Sodium Sulfate, Sodium Chloride, Potassium Chloride, Sodium Ascorbate and Ascorbic Acid for Oral Solution), VISICOL® (sodium phosphate monobasic monohydrate, USP, and sodium phosphate dibasic anhydrous, USP) Tablets, APRISO™ (mesalamine) extended-release capsules 0.375 g., METOZOLV™ ODT (metoclopramide HCl), PEPCID® (famotidine) for Oral Suspension, Oral Suspension DIURIL® (Chlorothiazide), AZASAN® Azathioprine Tablets, USP, 75/100 mg, ANUSOL-HC® 2.5% (Hydrocortisone Cream, USP), ANUSOL-HC® 25 mg Suppository (Hydrocortisone Acetate), PROCTOCORT® Cream (Hydrocortisone Cream, USP) 1% and PROCTOCORT® Suppository (Hydrocortisone Acetate Rectal Suppositories) 30 mg. Crofelemer, budesonide foam and rifaximin for additional indications are under development.

For full prescribing information, including BOXED WARNINGS for VISICOL, OSMOPREP and METOZOLV, on Salix products, please visit www.salix.com or contact the Company at 919 862-1000.

Salix trades on the NASDAQ Global Select Market under the ticker symbol “SLXP”.

For more information please visit our web site at www.salix.com . Information on our web site is not incorporated in our SEC filings.

Please Note: The materials provided herein contain projections and other forward-looking statements regarding future events. Such statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: intellectual property rights; generic and other competition; the unpredictable nature of the duration and results of clinical trials and regulatory review of new drug applications; market acceptance for approved products; the possible impairment of, or inability to obtain, and the costs of obtaining such rights from third parties; our need to return to profitability; and the need to acquire new products. The reader is referred to the documents that the Company files from time to time with the Securities and Exchange Commission.